Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Legacy Acquisition Corp. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i) Amendment No. 1 to the Annual Report on Form 10-K of the Company for the period ended December 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Edwin J. Rigaud
Edwin J. Rigaud
Chief Executive Officer and Chairman

Date: October 30, 2020

A signed original of this written statement required by Section 906 has been provided to Legacy Acquisition Corp. and will be retained by Legacy Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of Legacy Acquisition Corp., whether made before or after the date hereof, regardless of any general incorporation language in such filing.